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Ultratech Inc.

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Company Contact:	Investor Relations Agency:
Bruce R. Wright	The Blueshirt Group
Senior Vice President and CFO	Suzanne Schmidt, 415/217-4962
Phone: 408/321-8835	suzanne@blueshirtgroup.com
Melanie Solomon, 415/217-4964
melanie@blueshirtgroup.com

Ultratech Announces Participation in 8th Annual CEO Investor Summit 2016

SAN JOSE, CALIFORNIA (June 23, 2016) – Ultratech, Inc. (Nasdaq: UTEK) a leading supplier of lithography, laser-processing and inspection systems used to manufacture semiconductor devices and high-brightness LEDs (HB-LEDs), today announced that it will participate in the 8th Annual CEO Investor Summit 2016 to be held Wednesday July 13, 2016, in San Francisco, California.

About The 8th Annual CEO Summit

The CEO Summit is an accredited investor and publishing research analyst event that is held concurrently with SEMICON West and Intersolar 2016 in San Francisco. The event is hosted by executive management from participating companies and will feature a “round-robin” format consisting of small group meetings, each 30 minutes in duration.

The CEO Investor Summit is by invitation only and is open to accredited investors and publishing research analysts. As space is limited, please RSVP early. Hosts reserve the right to limit attendance as necessary. Last day for registration is July 6, 2016.

While held concurrently with SEMICON West and Intersolar 2016, the event is not affiliated with the show.

To RSVP for the CEO Summit, please contact either of the Summit’s co-chairs:

Laura J. Guerrant-Oiye	Claire E. McAdams
Guerrant Associates	Headgate Partners LLC
Phone: (808) 882-1467	Phone: (530) 265-9899
Email: lguerrant@guerrantir.com	Email: claire@headgatepartners.com

About Ultratech: Ultratech, Inc. (Nasdaq: UTEK) designs, builds and markets manufacturing systems for the global technology industry. Founded in 1979, Ultratech serves three core markets: front-end semiconductor, back-end semiconductor, and nanotechnology. The company is the leading supplier of lithography products for bump packaging of integrated circuits and high-brightness LEDs. Ultratech is also the market leader and pioneer of laser spike anneal technology for the production of advanced semiconductor devices. In addition the company offers solutions leveraging its proprietary coherent gradient sensing (CGS) technology to the semiconductor wafer inspection market, and provides atomic layer deposition (ALD) tools to leading research organizations, including academic and industrial institutions. Visit Ultratech online at: www.ultratech.com.

Additional Information

In connection with the solicitation of proxies, Ultratech, Inc. (“Ultratech”) has filed with the Securities and Exchange Commission (the “SEC”), a definitive proxy statement and other relevant documents concerning the proposals to be presented at Ultratech’s 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”). The proxy statement contains important information about Ultratech and the 2016 Annual Meeting. In connection with the 2016 Annual Meeting, Ultratech has mailed the definitive proxy statement to stockholders. In addition, Ultratech files annual, quarterly and special reports, proxy statements and other information with the SEC. You are urged to read the proxy statement and other information because they contain important information about Ultratech and the proposals to be presented at the 2016 Annual Meeting. These documents are available free of charge at the SEC’s website (www.sec.gov) or from Ultratech at our investor relations website (http://ir.ultratech.com). The contents of any websites referenced herein are not deemed to be incorporated by reference into the proxy statement.

Ultratech and its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from Ultratech’s stockholders in connection with the election of directors and other matters to be proposed at the 2016 Annual Meeting. Information regarding the interests, if any, of these directors, executive officers and specified employees is included in the definitive proxy statement and other materials filed by Ultratech with the SEC.

(UTEKF)